Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Third-Quarter 2026 Financial Results
News Summary
▪Third-quarter revenue was $16.5 billion, up 21% year-over-year (YoY).
▪Third-quarter earnings per share (EPS) attributable to Intel was $0.60; non-GAAP EPS attributable to Intel was $0.52.
▪Forecasting fourth-quarter 2026 revenue of $15.0 billion to $16.0 billion; forecasting fourth-quarter EPS attributable to Intel of $0.10 and non-GAAP EPS attributable to Intel of $0.25.
SANTA CLARA, Calif., October 29, 2026 – Intel Corporation today reported third-quarter 2026 financial results.
“Our Q3 results demonstrate improving execution, meaningful progress expanding supply and continued advancement of our process technology,” said Lip-Bu Tan, Intel CEO. “Despite near-term headwinds across the PC industry, demand for our CPUs remains robust, reinforcing our confidence in the long-term growth opportunities for our business. Our immediate priority is to unlock additional supply to meet extraordinary demand for our Xeon family, while strengthening our product portfolio and roadmap. We are moving with urgency and focus to capitalize on these opportunities to deliver sustainable growth and long-term shareholder value.”

“We delivered another solid quarter. Revenue, gross margin and earnings per share exceeded guidance, including our strongest data center revenue growth in 15 years,” said David Zinsner, Intel CFO. “Looking ahead, we see the PC slowdown continuing at least through the first half of next year, but we remain optimistic about the opportunities across our broader portfolio, and we will continue making disciplined investments in capacity and working capital to increase supply and support future growth.”

Q3 2026 Financial Results

	GAAP			Non-GAAP
	Q3 2026	Q3 2025	vs. Q3 2025	Q3 2026	Q3 2025	vs. Q3 2025
Revenue ($B)	$16.5	$13.7	up 21%
Gross margin	43.0%	38.2%	up 4.8 ppts	44.1%	40.0%	up 4.1 ppts
R&D and MG&A ($B)	$4.5	$4.4	up 4%	$4.1	$3.9	up 3%
Operating margin	15.3%	5.0%	up 10.3 ppts	19.6%	11.2%	up 8.4 ppts
Tax rate	11.6%	6.6%	up 5 ppts	11.0%	12.0%	down 1 ppt
Net income attributable to Intel ($B)	$3.3	$4.1	down 18%	$2.8	$1.0	up 169%
Earnings per share attributable to Intel—diluted	$0.60	$0.90	down 33%	$0.52	$0.23	up 126%
Full reconciliations between GAAP and non-GAAP measures are provided below.

In the third quarter, the company generated $5.1 billion in cash from operations.

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Business Unit Summary

Business Unit Revenue and Trends (In Billions)	Q3 2026[1]	vs. Q3 2025
Intel Products:
Client Computing and Physical AI Group (CCPG)[2]	$8.1	down 5%
Data Center and AI (DCAI)	7.3	up 78%
Total Intel Products revenue	15.4	up 22%
Intel Foundry	6.7	up 58%
All Other[3]	0.7	down 30%
Intersegment eliminations	(6.3)
Total net revenue	$16.5	up 21%

[1] Operating segment revenues include intersegment transactions and are presented as actual and rounded; as a result, totals may not sum.
2 CCPG was referred to as the Client Computing Group (CCG) in Q1 2026 and earlier periods.
[3] Altera, previously a wholly owned subsidiary, was deconsolidated following the sale of 51% of its common stock on September 12, 2025. Altera's results of operations were included in Intel's Consolidated Condensed Financial Statements through September 11, 2025.

Business Highlights
Company Momentum
•Completed a $23 billion public equity offering to support future growth opportunities while maintaining a strong balance sheet and investment-grade rating.
•Announced plans to acquire Classiq, combining its quantum software synthesis platform with Intel’s spin-qubit manufacturing and software expertise to create a full-stack quantum computing platform.

Product Momentum
•Announced plans for a multiyear collaboration with Oracle intended to expand Intel® Xeon®-based computing on Oracle Cloud Infrastructure (OCI), which is expected to span current and future Intel Xeon platforms, including planned OCI X14 offerings powered by Intel’s next-generation server processor code-named Diamond Rapids.
•Shared new technical details on the Intel® GPU D-series, formerly code-named Crescent Island, introduced new Intel Xeon-based rack designs and highlighted open software and ecosystem innovations at OCP Global Summit 2026. Intel also demonstrated day-0 support for Meta's Muse Spark Open, which has been tested and is running on the upcoming Intel GPU D-series and Intel Xeon platforms.
•Showcased three architectures for Agentic AI and Enterprise-scale workloads at Hot Chips 2026: next-generation Intel Xeon code-named Diamond Rapids for high-performance orchestration, Intel GPU D-series for efficient inference, and Intel® Core™ Series 3 for intelligent client and edge computing.
•Announced the first Googlebook devices powered by Intel Core Ultra Series 3 processors with premium devices from Acer, ASUS and Lenovo, bringing together Google's next-generation computing and Intel's flagship client platform.
•Collaborated with AMD to bring x86 CPU optimizations for PyTorch together in oneDNN, simplifying AI development and deployment across Intel and AMD CPUs.
•Announced a collaboration with SAP to bridge business IT systems and the operational technology that controls physical equipment and processes through Physical AI.

Foundry Momentum
•Released Intel 14A 0.9 process design kit (PDK) in October.
•Announced a collaboration with Lens Technology, combining Intel's advanced packaging expertise with Lens Technology's precision glass processing capabilities to enable advanced semiconductor packaging for the AI era.
•Completed the RAMP-C program, enabling validated prototypes, ecosystem readiness and early customer engagement to accelerate momentum for Secure Enclave.
•Announced a collaboration with ASML to accelerate industry readiness for High-NA EUV manufacturing.

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•Collaborated with Lam Research and Applied Materials on new facilities to expand capacity and enable joint R&D in process technology and manufacturing equipment.

Culture & Leadership
•Appointed Dean Jarnac as executive vice president and chief sales officer, leading Intel's global sales organization and strengthening customer relationships and go-to-market execution across the company's product portfolio.
Business Outlook
Intel's guidance for the fourth quarter of 2026 includes both GAAP and non-GAAP estimates as follows:

Q4 2026	GAAP	Non-GAAP
Revenue ($B)	$15.0 - $16.0
Gross margin	37.1%	38.0%
Tax Rate	31%	11%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$0.10	$0.25

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlooks are based on the midpoint of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PT today to discuss the results for its third quarter. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next-generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would" and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom;
▪projections of our future financial performance, including future revenue, gross profits, capital expenditures and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, and credit ratings expectations;
▪future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technologies, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity and metrics, and expectations regarding product and process competitiveness;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology and IP offerings;
▪expected timing and impact of acquisitions, divestitures and other significant transactions;

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▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪social and environmental performance goals, measures, strategies and results;
▪our anticipated growth, future market share, customer demand and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate and foundry capacity utilization, shortages and constraints;
▪expectations regarding government funding, incentives, policies and priorities;
▪technology trends and developments, including with respect to AI;
▪macroeconomic conditions;
▪geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.
Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant, long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our pursuit of Intel 14A and other next-generation leading-edge process technologies, our investments in manufacturing expansion projects to manufacture products using such technologies and our efforts to secure product design wins with and demand commitments from potential significant external customers for the manufacture of products using such technologies;
▪alternative financing arrangements and pursuit of government grants;
▪the U.S. government's acquisition of significant equity interests in us;
▪changes in product demand and margins;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the U.S. and China, tensions and conflict affecting Israel and the Middle East, rising tensions between mainland China and Taiwan and the impacts of Russia's war on Ukraine;
▪recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages, including current industry-wide substrate and memory shortages;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪catastrophic events;

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▪fluctuations in currency exchange rates;
▪changes in our effective tax rate and applicable tax regimes;
▪environmental, health, safety and product regulations; and
▪other risks and uncertainties described in this report, our 2025 Form 10-K, our Q1 2026 Form 10-Q, our Q2 2026 Form 10-Q, our Q3 2026 Form 10-Q and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.
Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) designs and manufactures advanced semiconductors that connect and power the modern world. Every day, our engineers create new technologies that enhance and shape the future of computing to enable new possibilities for every customer we serve. Learn more at www.intel.com.
© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Operations and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 26, 2026	Sep 27, 2025
Net revenue	$16,513	$13,653
Cost of sales	9,417	8,435
Gross profit	7,096	5,218
Research and development	3,490	3,231
Marketing, general, and administrative	1,030	1,129
Restructuring and other charges	54	175
Operating expenses	4,574	4,535
Operating income (loss)	2,522	683
Gains (losses) on equity investments, net	330	221
Interest and other, net	1,130	3,670
Income (loss) before taxes	3,982	4,574
Provision for (benefit from) taxes	462	304
Net income (loss)	3,520	4,270
Less: net income (loss) attributable to non-controlling interests	200	207
Net income (loss) attributable to Intel	$3,320	$4,063
Earnings (loss) per share attributable to Intel—basic	$0.63	$0.90
Earnings (loss) per share attributable to Intel—diluted[1]	$0.60	$0.90
Weighted average shares of common stock outstanding:
Basic	5,244	4,514
Diluted	5,307	4,531
1     For the three months ended September 26, 2026 and September 27, 2025, earnings per share attributable to Intel-diluted has been calculated by adjusting net income attributable to Intel for the gain of $120 million and loss of $2 million, respectively, related to the mark-to-market of that portion of the derivative liability that is attributable to 5 million and 342 thousand, respectively, contingent Escrowed Shares that were included in the weighted average shares of common stock outstanding-diluted during the period.

Other information:
(In Thousands; Unaudited)	Sep 26, 2026	Jun 27, 2026	Sep 27, 2025
Employees
Intel	76.5	77.6	83.3
Mobileye and other subsidiaries	4.6	4.7	5.1
Total Intel	81.1	82.3	88.4

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Sep 26, 2026	Dec 27, 2025
Assets
Current assets:
Cash and cash equivalents	$21,846	$14,265
Short-term investments	32,159	23,151
Accounts receivable, net	4,093	3,839
Inventories
Raw materials	1,233	993
Work in process	8,797	7,840
Finished goods	3,038	2,785
	13,068	11,618
Other current assets	11,408	10,815
Total current assets	82,574	63,688

Property, plant, and equipment, net	105,314	105,414
Equity investments	8,798	8,512
Goodwill	20,465	23,912
Identified intangible assets, net	2,444	2,772
Other long-term assets	8,979	7,131
Total assets	$228,574	$211,429

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	8,831	9,882
Accrued compensation and benefits	3,905	3,990
Short-term debt	3,817	2,499
Other accrued liabilities	20,843	15,204
Total current liabilities	37,396	31,575

Debt	46,317	44,086
Other long-term liabilities	13,305	9,408
Stockholders' equity
Common stock and capital in excess of par value, 5,310 shares issued and outstanding (4,994 issued and outstanding as of December 27, 2025)	78,177	65,185
Accumulated other comprehensive income (loss)	(232)	113
Retained earnings	36,969	48,983
Total Intel stockholders' equity	114,914	114,281
Non-controlling interests	16,642	12,079
Total stockholders' equity	131,556	126,360
Total liabilities and stockholders’ equity	$228,574	$211,429

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Nine Months Ended
(In Millions; Unaudited)	Sep 26, 2026	Sep 27, 2025

Cash, cash equivalents, and restricted cash, beginning of period	$14,712	$8,249
Cash flows provided by (used for) operating activities:
Net income (loss)	(11,609)	359
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	8,933	7,971
Share-based compensation	1,894	1,896
Restructuring and other charges	3,969	372
Amortization of intangibles	659	708
(Gains) losses on equity investments, net	(219)	(611)
Mark-to-market (gains) losses on Escrowed Shares[1]	12,614	1,687
(Gains) losses on divestitures	18	(5,355)
Deferred taxes	56	123
Impairments and net (gain) loss on retirement of property, plant, and equipment	140	465
Changes in assets and liabilities:
Accounts receivable	(281)	162
Inventories	(1,450)	(9)
Accounts payable	821	(281)
Accrued compensation and benefits	(207)	541
Income taxes	(405)	(1,196)
Other assets and liabilities	(1,749)	(1,423)
Total adjustments	24,793	5,050
Net cash provided by (used for) operating activities	13,184	5,409
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(10,216)	(11,158)
Proceeds from capital-related government incentives	215	1,018
Acquisitions, net of cash acquired	(596)	—
Purchases of short-term investments	(32,151)	(16,401)
Maturities of short-term investments	10,767	8,236
Sales of short-term investments	11,911	2,728
Sales of equity investments	401	642
Proceeds from divestitures, net	—	6,186
Other investing	(590)	494
Net cash provided by (used for) investing activities	(20,259)	(8,255)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	—	3,493
Repayment of commercial paper	—	(3,493)
Payments on finance leases	(951)	(103)
Partner contributions	5,032	3,652
Partner distributions	(14,442)	(159)
Net proceeds from sales of subsidiary shares	—	922
Additions to property, plant, and equipment	(1,618)	(2,493)
Issuance of term debt, net of issuance costs	13,000	—
Repayments of term debt	(9,000)	(3,750)
Proceeds from sales of common stock through employee equity incentive plans	736	777
Net proceeds attributed to common stock and warrants issued, and Escrowed Shares[1]	440	7,682
Net proceeds from public offering of common stock	22,617	—
Restricted stock unit withholdings	(907)	(286)
Other financing	(146)	(504)
Net cash provided by (used for) financing activities	14,761	5,738
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,686	2,892
Cash, cash equivalents, and restricted cash, end of period	$22,398	$11,141
1    Escrowed Shares refer to shares of Intel common stock held in escrow to be released to the U.S. Department of Commerce (DOC) as we perform and receive cash proceeds in connection with our CHIPS Act Secure Enclave agreement with the U.S. Government.

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions; Unaudited)	Sep 26, 2026
	Intel Products
	CCPG[1]	DCAI	Total Intel Products	Intel Foundry	All Other[2]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,097	$7,318	$15,415	$6,697	$692	$—	$(6,291)	$16,513
Cost of sales and operating expenses	5,812	4,279	10,091	8,550	513	1,058	(6,221)	13,991
Operating income (loss)	$2,285	$3,039	$5,324	$(1,853)	$179	$(1,058)	$(70)	$2,522

	Three Months Ended
(In Millions; Unaudited)	Sep 27, 2025
	Intel Products
	CCPG[1]	DCAI	Total Intel Products	Intel Foundry	All Other[2]	Corporate Unallocated	Intersegment Eliminations	Total Consolidated
Revenue	$8,535	$4,117	$12,652	$4,235	$993	$—	$(4,227)	$13,653
Cost of sales and operating expenses	5,841	3,153	8,994	6,556	893	782	(4,255)	12,970
Operating income (loss)	$2,694	$964	$3,658	$(2,321)	$100	$(782)	$28	$683
1    CCPG was referred to as the Client Computing Group (CCG) in Q1 2026 and earlier periods.
2    The "All Other" category includes the results of operations from other non-reportable segments, including our Mobileye business, our IMS business, startup businesses that support our initiatives, and historical results of operations from divested businesses, including Altera, which we divested on September 12, 2025. Altera's results were included within "All Other" for periods presented through September 11, 2025.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this document references non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests. Income tax effects are calculated using a fixed long-term projected tax rate. For 2026 and 2025, we determined the projected non-GAAP tax rate to be 11% and 12%, respectively. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.
Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and marketing, general and administrative expenses in our U.S. GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans. Charges related to share-based compensation are recorded within cost of sales, research and development, and marketing, general and administrative.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with restructuring plans and are primarily related to employee severance and benefit arrangements. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. Q3 2026 and Q3 2025 adjustments primarily consist of charges associated with the 2025 Restructuring Plan.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, gains (losses) from the sale of equity investments, gains (losses) from equity method investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestitures	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing, as a component of interest and other, net.	We exclude non-operating gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
(Gains) losses from mark-to-market of Escrowed Shares
(Gains) losses on mark-to-market of Escrowed Shares is a component of interest and other, net and relates to the change in fair value of the Escrowed Shares derivative liability recognized in connection with the Warrant and Common Stock Agreement with the U.S. Government. Charges represent the net change in fair value of both Escrowed Shares released during the quarter and Escrowed Shares still held in escrow at quarter end.

Q3 2026 and Q3 2025 per share calculations exclude the gain of $120 million and loss of $2 million, respectively, related to the mark-to-market of contingent Escrowed Shares that were included in the weighted average shares of common stock outstanding-diluted during the period.
We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures to provide better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and net SCIP partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
($ In Millions, Except Per Share Amounts; Unaudited)	Sep 26, 2026	Sep 27, 2025
GAAP gross profit	$7,096	$5,218
Acquisition-related adjustments	55	101
Share-based compensation	133	137
Non-GAAP gross profit	$7,284	$5,456
GAAP gross margin percentage	43.0%	38.2%
Acquisition-related adjustments	0.3%	0.7%
Share-based compensation	0.8%	1.0%
Non-GAAP gross margin percentage	44.1%	40.0%
GAAP R&D and MG&A	$4,520	$4,360
Acquisition-related adjustments	(17)	(17)
Share-based compensation	(453)	(411)
Non-GAAP R&D and MG&A	$4,050	$3,932
GAAP operating income (loss)	$2,522	$683
Acquisition-related adjustments	72	118
Share-based compensation	586	548
Restructuring and other charges	54	175
Non-GAAP operating income (loss)	$3,234	$1,524
GAAP operating margin (loss)	15.3%	5.0%
Acquisition-related adjustments	0.4%	0.9%
Share-based compensation	3.5%	4.0%
Restructuring and other charges	0.3%	1.3%
Non-GAAP operating margin (loss)	19.6%	11.2%
GAAP tax rate	11.6%	6.6%
Income tax effects	(0.6)%	5.4%
Non-GAAP tax rate	11.0%	12.0%
GAAP net income (loss) attributable to Intel	$3,320	$4,063
Acquisition-related adjustments	72	118
Share-based compensation	586	548
Restructuring and other charges	54	175
(Gains) losses on equity investments, net	(330)	(221)
(Gains) losses from divestiture	4	(5,452)
(Gains) losses on mark-to-market of Escrowed Shares	(1,005)	1,687
Adjustments attributable to non-controlling interest	(37)	(27)
Income tax effects	92	132
Non-GAAP net income (loss) attributable to Intel	$2,756	$1,023

Intel/Page 13

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 26, 2026	Sep 27, 2025
GAAP earnings (loss) per share attributable to Intel—diluted	$0.60	$0.90
Acquisition-related adjustments	0.02	0.03
Share-based compensation	0.11	0.12
Restructuring and other charges	0.01	0.04
(Gains) losses on equity investments, net	(0.06)	(0.05)
(Gains) losses from divestiture	—	(1.20)
(Gains) losses on mark-to-market of Escrowed Shares	(0.17)	0.37
Adjustments attributable to non-controlling interest	(0.01)	(0.01)
Income tax effects	0.02	0.03
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.52	$0.23
GAAP net cash provided by (used for) operating activities	$5,082	$2,546
Additions to property, plant, and equipment (gross capital expenditures)	(4,219)	(2,956)
Proceeds from capital-related government incentives	48	54
Partner contributions, net	847	1,346
Payments on finance leases	(119)	(94)
Adjusted free cash flow	$1,639	$896
GAAP net cash provided by (used for) investing activities	$(19,590)	$(6,250)
GAAP net cash provided by (used for) financing activities	$23,309	$5,152

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial outlook prepared in accordance with U.S. GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(Unaudited)	Q4 2026 Outlook[1]
Approximately
GAAP gross margin percentage	37.1%
Acquisition-related adjustments	0.2%
Share-based compensation	0.7%
Non-GAAP gross margin percentage	38.0%

GAAP tax rate	31%
Income tax effects	(20)%
Non-GAAP tax rate	11%

GAAP earnings (loss) per share attributable to Intel—diluted	$0.10
Acquisition-related adjustments	0.01
Share-based compensation	0.11
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	0.04
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.25
1    Non-GAAP gross margin percentage and non-GAAP earnings (loss) per share attributable to Intel outlook based on the mid-point of the revenue range.

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Operating Expenses to Non-GAAP Operating Expenses
Set forth below are reconciliations of non-GAAP operating expenses to the most directly comparable U.S. GAAP financial measure, GAAP operating expenses. This non-GAAP financial measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measure, the ways management uses the non-GAAP measure, and the reasons why management believes the non-GAAP measure provides useful information for investors.

(In Billions; Unaudited)	Q4 2026 Outlook	Full-Year 2026
	Approximately	Approximately
GAAP operating expenses	$4.9	$22.6
Acquisition-related adjustments	—	(0.1)
Share-based compensation	(0.5)	(1.9)
Restructuring and other charges	—	(4.3)
Non-GAAP operating expenses	$4.4	$16.3

Contacts:
Investor Relations
investor.relations@intel.com
Abby Zhang
Media Relations
abby.zhang@intel.com